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                                                                     Exhibit 1.1

                                                                  Execution Copy

                                  $380,000,000

                                TECO ENERGY, INC.

                              10.50% NOTES DUE 2007

                               PURCHASE AGREEMENT

                                                               November 15, 2002


Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629

Dear Sirs:

      1. Introductory. TECO Energy, Inc., a Florida corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation (the "Purchaser") U.S. $380,000,000 principal amount of its 10.50% Notes due 2007 (the "Offered Securities"), to be issued under an indenture dated as of August 17, 1998 (the "Base Indenture"), between the Company and The Bank of New York, as trustee ("Trustee"), as heretofore amended and as amended and supplemented by the eighth supplemental indenture dated as of November __, 2002 (the Base Indenture, as so amended and supplemented, being referred to herein as the "Indenture"), on a private placement basis pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

      The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith between the Company and the Purchaser (the "Registration Rights Agreement"), pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the "Commission") registering the issuance of notes identical in all material respects to the Offered Securities except for the absence of transfer restrictions in exchange for the Offered Securities or the resale of the Offered Securities under the Securities Act.

      The Company hereby agrees with the Purchaser as follows:

      2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:
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            (a) A preliminary offering circular dated November 5, 2002 and the supplement thereto dated as of the date hereof (collectively, the "Preliminary Offering Circular"), and an offering circular dated as of the date hereof relating to the Offered Securities have been prepared by the Company. Such offering circular dated as of the date hereof, as supplemented as of the date of this Agreement and including all material incorporated by reference therein, together with any other document approved in writing by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "Offering Document". Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Offering Document shall be deemed to refer to and include the filing after the date of this Agreement or the issue date of the Offering Document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of any document that is deemed to be incorporated by reference in the Offering Document. On its issue date, the Preliminary Offering Circular did not, and on the date of this Agreement, the Offering Document does not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary Offering Circular or the Offering Document based upon written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b). Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission as supplemented by all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

            (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

            (c) Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a "Significant Subsidiary") (each Significant Subsidiary is listed on Schedule A hereto) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with


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      power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; each other subsidiary of the Company has been duly incorporated or formed, as the case may be, and is an existing corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document, except where the failure of the foregoing to be correct would not have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for such liens, encumbrances and defects as would not have a Material Adverse Effect.

            (d) The Indenture has been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and the Offered Securities, when validly authenticated, delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), and the Indenture, when validly executed and delivered by the Trustee, will each have been duly executed, issued and delivered by the Company, will conform to the description thereof contained in the Offering Document, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles (whether considered in a proceeding in equity or at law); and the Offered Securities are entitled to the benefits of the Indenture.

            (e) No consent, approval, authorization, or order of, or filing, registration or qualification with, any governmental agency or body or any court (including without limitation the Florida Public Service Commission) is required for the performance by the Company of its obligations hereunder or under the Registration Rights Agreement or in connection with the consummation of the transactions contemplated by this Agreement (including without limitation in connection with the issuance and sale of the Offered Securities by the Company) or the Registration Rights Agreement, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective and except such as may be required under state securities laws and assuming the accuracy of the Purchaser's representations set forth in Section 4 of this Agreement, and the due performance by the Purchaser of its agreements as set forth in that Section, including the resale of the Offered Securities in conformity with such representations and agreements.


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            (f) The execution, delivery and performance of the Indenture, this
      Agreement and the Registration Rights Agreement and the issuance and sale of the Offered Securities and compliance by the Company with the terms and provisions of the Indenture, this Agreement, the Registration Rights Agreement and the Offered Securities will not result in a breach or violation by the Company of any of the terms and provisions of, or constitute a default by the Company under, (A) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its property or any Significant Subsidiary or any of their respective properties, (B) any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, except for breaches, violations or defaults that would not result in a Material Adverse Effect, or (C) the charter or by-laws of the Company or any Significant Subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

            (g) Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles (whether considered in a proceeding in equity or at law).

            (h) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or involving the Company or any of its property, any of its subsidiaries or any of their respective properties that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

            (i) The financial statements of the Company, together with the related notes to such financial statements, included or incorporated by reference in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as stated therein); and any schedules included or incorporated by reference in the Offering Document present fairly the information required to be stated therein. PricewaterhouseCoopers LLP, who have certified certain of such financial statements of the Company, are independent public accountants with respect to the Company and its subsidiaries as required by the Exchange Act and the rules and regulations thereunder.


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            (j) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included or incorporated by reference in the Offering Document there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

            (k) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (l) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

            (m) The Company has filed an appropriate exemption statement pursuant to the provisions of the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Company Act") and is exempt from all provisions of the Public Utility Holding Company Act except
      Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies. The Company is not subject to the jurisdiction of the Florida Public Service Commission with respect to the issue and sale of the Offered Securities.

            (n) The offer and sale of the Offered Securities by the Company to the Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of
      Section 4(2) thereof, and the offer and sale of the Offered Securities in the manner contemplated by Section 4 of this Agreement will be exempt from the registration requirements of the Securities Act by reason of Rule 144A thereunder and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act, in each case assuming the accuracy of the Purchaser's representations set forth in Section 4 of this Agreement and the due performance by the Purchaser of its agreements as set forth in that Section, including the resale of the Offered Securities in conformity with such representations and agreements.

            (o) The Company is subject to Section 13 or 15(d) of the Exchange
      Act.

            (p) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Purchaser or to counsel for the Purchaser shall be deemed a representation and warranty by the Company to the Purchaser as to matters covered thereby.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set


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forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, all of the Offered Securities at a purchase price of:
(i) 92.034% of the principal amount thereof, of which (a) $234,125,350 (the "DOLLAR PRICE") shall be retained by the Purchaser in connection with the purchase of the Outstanding Notes (as defined below) pursuant to the Note Purchase Agreement between the Purchaser and Citibank, N.A., dated September 26, 2002, and (b) the accrued interest on the Dollar Price shall be retained by the Purchaser, calculated at the Purchaser's cost of funds, from October 1, 2002 to the Closing Date (as defined below), and (ii) the delivery by the Purchaser to the Company of $200,000,000 aggregate principal amount of the 7% Remarketable or Redeemable Notes due October 1, 2015 (having a reset coupon rate of 12.51% as of October 1, 2002) issued by the Company on September 20, 2000 (the "OUTSTANDING NOTES").

      The Company will deliver against payment of the purchase price (including that portion of the purchase price consisting of delivery by the Purchaser to the Company of the Outstanding Notes) the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), registered in the name of Cede & Co., as nominee for DTC, and bearing the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document and to be credited to the Purchaser's account. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by delivery by the Purchaser to the Company, or its order, of the Outstanding Notes, free of payment, and with respect to the cash portion of the purchase price, by the Purchaser in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and open for the receipt of funds (and verification of the receipt of funds), at 9:00 A.M. (New York time), on November 20, 2002, or at such other time not later than seven full business days thereafter as the Purchaser and the Company determine, such time being herein referred to as the "Closing Date," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the office of DTC or its designated custodian (the "Designated Office") at least one business day prior to the Closing Date.

      The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 6, including the cross-receipt for the Offered Securities and any additional documents requested by the Purchaser pursuant to Section 6, will be delivered at the offices of Palmer & Dodge LLP, 111 Huntington Avenue, Boston, MA 02199, and the Offered Securities will be delivered at the Designated Office, all at 9:00 A.M. on the Closing Date.

      4. Representations by Purchaser; Resale by Purchaser.

            (a) The Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b) The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with


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      Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither the Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

            (c) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

      5. Certain Agreements of the Company. The Company agrees with the Purchaser that:

            (a) The Company will advise the Purchaser promptly in writing of any proposal to amend or supplement the Offering Document and will not effect any such amendment or supplementation to which the Purchaser has reasonably objected in writing; provided, however, that the foregoing shall not apply to any of the Company's periodic filings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act if filed after the completion of the resale of the Offered Securities. If, at any time prior to the completion of the resale of the Offered Securities by the Purchaser any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Purchaser of such event and will promptly prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Purchaser's consent to, nor the Purchaser's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

            (b) The Company will furnish to the Purchaser copies of the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Purchaser reasonably requests, and the Company will furnish to the Purchaser on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company. At any time when the Company is


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      not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Purchaser and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchaser all such documents.

            (c) The Company will use its best efforts, in cooperation with the Purchaser, to qualify the Offered Securities for sale and to determine their eligibility for investment under the laws of such jurisdictions as the Purchaser designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser; provided, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

            (d) During the period of five years after the date of this Agreement, the Company will furnish to the Purchaser as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Purchaser (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, provided that, any such report or proxy statement shall be deemed to be furnished when posted electronically on a website designated by the Company to which the Purchaser has access, and (ii) from time to time, such other information concerning the Company as the Purchaser may reasonably request, subject to appropriate confidentiality undertakings reasonably satisfactory to the Company and the right of the Company to withhold information if required by applicable law.

            (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

            (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

            (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement,


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      including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, the Offering Document and any amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities (other than, in each case, the professional fees and expenses of counsel to the Purchaser except as provided below); (iii) any filing fees or other expenses (including fees and disbursements of counsel to the Purchaser, which fees and disbursements shall not exceed $5,000) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Purchaser designates and the printing of memoranda relating thereto;
      (iv) any fees charged by investment rating agencies for the rating of the Offered Securities, (v) any expenses incurred in distributing the Preliminary Offering Circular and the Offering Document (including any amendments and supplements thereto) to the Purchaser, (vi) any travel expenses of the Purchaser and the Company's officers and employees, and any other expenses of the Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of Offered Securities, including without limitation, any expenses relating to the chartering of private aircraft, and (vii) the professional fees and expenses of counsel to the Purchaser in connection with the consummation of the transactions contemplated in the Exchange Agreement dated as of September 26, 2002 between the Company and the Credit Suisse First Boston Corporation, in an amount not to exceed $65,000.

            (i) In connection with the offering, until the Purchaser shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

            (j) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or publicly disclose the intention to make any such offer, sale, pledge, contract or disposition or filing, without the prior written consent of the Purchaser for a period beginning on the date of this Agreement and ending on the Closing Date. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.


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      6. Conditions of the Obligation of the Purchaser. The obligation of the
Purchaser to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) On or prior to the date hereof, the Purchaser shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder (the "Rules and Regulations") and to the effect that:

                  (i) in their opinion the financial statements and schedules and any summary of earnings examined by them and included or incorporated by reference in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the
            American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Offering Document;

                  (iii) on the basis of the review referred to in clause (ii)
            above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) the unaudited financial statements and any summary of
               earnings included or incorporated by reference in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                  (B) if any unaudited "capsule" information is contained in the
               Offering Document, such information does not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;


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                  (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net current assets or net assets or stockholders' equity, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Offering Document; or

                  (D) for the period from the closing date of the latest income statement included or incorporated by reference in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, in the total or per share amounts of consolidated income before extraordinary items, net income or in the ratio of earnings to fixed charges;

            except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained or incorporated by reference in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

            (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company, including the Offered Securities, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
      (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any event or change referred to in this clause (v) is so adverse and material as to make it impractical or inadvisable to proceed with the completion of the offering or the sale of and payment for the Offered Securities, or (vi) any change in U.S. or international financial, political or economic conditions if, in the judgment of the Purchaser, the effect of any event or change referred to in this clause (vi) is so adverse and material as to make it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.

            (c) The Purchaser shall have received an opinion, dated the Closing Date, of Palmer & Dodge LLP, counsel for the Company, reasonably satisfactory in form and substance to the Purchaser and solely to the effect that:

                  (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Document, and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement and the Indenture;

                  (ii) Each of the Offered Securities and the Indenture has been duly authorized, executed and delivered by the Company; the Offered Securities, when validly authenticated and delivered by the Trustee, will be validly issued and conform as to legal matters to the description thereof contained in the Offering Document; the Offered Securities and the Indenture, when validly authenticated, executed and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles; and the Offered Securities are entitled to the benefits of the Indenture;

                  (iii) No filing, registration or qualification with, or
            authorization, approval, consent, license, order or decree of, any court or governmental agency or body is necessary or required in connection with the due authorization, execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture or for the offering, issuance, sale or delivery of the Offered

            Securities or the Exchange Securities by the Company or the Offered Securities by the Holders, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective, and except such as may be required under state securities laws as to which such counsel need express no opinion, and assuming the accuracy of the Purchaser's representations set forth in Section 4 of this Agreement, and the due performance by the Purchaser of its agreements as set forth in that Section, including the resale of the Offered Securities in conformity with such representations and agreements;

                  (iv) The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Offered Securities and the Indenture and the consummation of the transactions contemplated by this Agreement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Offering Document under the caption "Use of Proceeds") and the Registration Rights Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, (i) violate, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2001 or any of the Company's Forms 10-Q or 8-K filed thereafter but on or prior to the date of such opinion, or (ii) violate (x) the charter or by-laws of the Company, (y) any applicable statute or rule or regulation, or (z) any judgment, order, writ or decree known to such counsel of any government, government instrumentality or court;

                  (v) The Company is not and, after giving effect to the
            offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act of 1940;

                  (vi) The statements in the Offering Document under the caption
            "Description of Notes," insofar as such statements purport to constitute a summary of the terms of the Offered Securities, constitute an accurate summary thereof in all material respects;

                  (vii) The Company is exempt from the provisions of the Public
            Utility Holding Company Act, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies;

                  (viii) Each of this Agreement and the Registration Rights
            Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except that such counsel need express no opinion as to the enforceability of Section 5 thereof), subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles (whether considered in a proceeding in equity or at law).

                  (ix) The Exchange Act Reports (other than the financial
            statements and supporting schedules included therein or omitted therefrom, as to which such counsel need not express an opinion), when they became effective or were filed with the Commission, or as subsequently amended prior to the date of this Agreement, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the applicable published rules and regulations thereunder; and

                  (x) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the Purchaser pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchaser in the manner contemplated hereby to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act assuming the accuracy of the Purchaser's representations set forth in Section 4 of this Agreement, and the due performance by the Purchaser of its agreements as set forth in that Section, including the resale of the Offered Securities in conformity with such representations and agreements.

                  In giving such opinion, such counsel may limit its opinion to the law of The Commonwealth of Massachusetts and the federal law of the United States. Such counsel may also state that it has relied upon certificates of public officials and, insofar as such opinion involves factual matters, it has relied upon certificates of officers of the Company. In rendering its opinion, such counsel may rely as to matters of Florida law upon the opinion of Sheila M. McDevitt, Esq., and may assume the due authorization, execution and delivery of all documents by parties thereto, other than the Company. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes it to believe that the Offering Document, as of the date of this Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Offering Document. With respect to such statement, such counsel may state that its belief is based upon procedures set forth therein satisfactory to the Purchaser but is without independent investigation or verification.

            (d) The Purchaser shall have received an opinion, dated the Closing Date, of Sheila M. McDevitt, Esq., general counsel of the Company, reasonably satisfactory in form and substance to the Purchaser and solely to the effect that:

                  (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Document and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement and the Indenture;

                  (ii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document; except as otherwise disclosed in the Offering Document, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record and, to the best of such counsel's knowledge, beneficially, by the Company, directly or indirectly through subsidiaries of the Company, free and clear of any lien, encumbrance or defect; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or, to the best of such counsel's knowledge, similar rights of any securityholder of such Significant Subsidiary;

                  (iii) Each of the Offered Securities and the Indenture has
            been duly authorized, executed and delivered by the Company; the Offered Securities, when validly authenticated and delivered by the Trustee, will be validly issued; the Offered Securities and the Indenture, when validly authenticated, executed and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles;

                  (iv) All descriptions in the Offering Document of written
            contracts and other documents to which the Company is a party are accurate in all material respects;

                  (v) No filing, registration or qualification with, or
            authorization, approval, consent, license, order or decree of, any court or governmental agency or body (including without limitation the Florida Public Service Commission) is necessary or required in connection with the due authorization, execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture or for the offering, issuance, sale or delivery of the Offered Securities by the Company, except such as may be required under state securities laws as to which such counsel need express no opinion, and assuming the accuracy of the Purchaser's representations set forth in Section 4 of this Agreement, and the due performance by the Purchaser of its agreements as set forth in that Section, including the resale of the Offered Securities in conformity with such representations and agreements;

                  (vi) The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Offered Securities and the Indenture and the consummation of the transactions contemplated by this Agreement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Offering Document under the caption "Use of Proceeds") and the Registration Rights Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, (i) violate, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2001 or any of the Company's Forms 10-Q or 8-K filed thereafter but on or prior to the date of such opinion, or (ii) violate (x) the charter or by-laws of the Company or any Significant Subsidiary, (y) any applicable statute, rule or regulation, or (z) any judgment, order, writ or decree known to such counsel of any government, government instrumentality or court; and

                  (vii) Each of this Agreement and the Registration Rights
            Agreement has been duly authorized, executed and delivered by the Company;

                  In giving such opinion, such counsel may limit her opinion to the law of the State of Florida, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the law of the State of Florida, upon the opinion of counsel satisfactory to the Purchaser. Such counsel may assume the due authorization, execution and delivery of documents by the parties thereto, other than the Company.

                  In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes her to believe that the Offering Document, as of the date of this Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Offering Document. With respect to such statement, such counsel may state that her belief is based upon procedures set forth therein satisfactory to the Purchaser but is without independent investigation or verification.

            (e) The Purchaser shall have received from Ropes & Gray, counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Offering Document and other related matters as the Purchaser may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document.

            (g) The Purchaser shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

      The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably requests. The Purchaser may in its sole discretion waive compliance with any conditions to the obligation of the Purchaser hereunder.

      7. Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless the Purchaser, its partners, directors and officers and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or the Preliminary Offering Circular, as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the

      Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and, provided, further, that, this indemnity with respect to the Offering Document, the Preliminary Offering Circular, or any amendment or supplement thereto, shall not inure to the benefit of the Purchaser (or any person controlling the Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities that are the subject thereof to the extent such sale was an initial resale of the Securities if (i) the Purchaser did not send or deliver to such person a copy of the Offering Document (or the Offering Document, as amended or supplemented) (excluding delivery of documents incorporated therein by reference) at or prior to the confirmation of the sale of the Offered Securities to such person (but only to the extent that such loss, claim, damage or liability is determined by a court of competent jurisdiction to arise out of the untrue statement or omission of a material fact that was corrected in the Offering Document (or the Offering Document, as amended or supplemented) that was not delivered by the Purchaser at or prior to confirmation of sale) in any case where such delivery is required by the Act, (ii) the Company has provided to the Purchaser sufficient quantities of the Offering Document (or the Offering Document, as amended or supplemented) in sufficient time to enable the Purchaser to deliver to such person a copy of the Offering Document (or the Offering Document, as amended or supplemented) in a timely manner, and
      (iii) the untrue statement or omission of a material fact contained in the Offering Document, the Preliminary Offering Circular or any amendment or supplement thereto was corrected in the Offering Document (or the Offering Document, as amended or supplemented).

            (b) The Purchaser will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or the Preliminary Offering Circular, or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of the following information in the Offering Document: (i) the second sentence of the eighth paragraph under the caption "Plan of Distribution" and (ii) the ninth paragraph under the caption "Plan of Distribution".

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
      (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection
      (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each partner, director or officer of the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

      8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchaser pursuant to
Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv),
(v) or (vi) of Section 6(b), the Company will reimburse the Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

      9. Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser at Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transaction Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 702 North Franklin Street, Tampa, Florida 33602,
Attention: Corporate Secretary.

      10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the partners, officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

      11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

      12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

      13. Additional Purchaser Representation. The Purchaser further represents to the Company that on the Closing Date the Purchaser will deliver the Outstanding Notes to the Company free and clear of any pledge, lien, security interest, encumbrance or claim that the Purchaser created, permitted or imposed on the Outstanding Notes during the period from October 1, 2002 to the Closing Date; and to the knowledge of the Purchaser, the Outstanding Notes to be delivered by the Purchaser pursuant to this Agreement were acquired on October 1, 2002 by the Purchaser free of any pledges, liens, security interests, encumbrances or claims; and the Purchaser has full power and authority to effect the delivery of the Outstanding Notes as contemplated by this Agreement.

      14. Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

                                    Very truly yours,

                                    TECO ENERGY, INC.


                                    By:  /s/ Sandra W. Callahan
                                         ----------------------------
                                    Name:  Sandra W. Callahan
                                    Title: Vice President/Risk Management
                                           and Treasury and Treasurer



The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION


By:  /s/ James Bartlett
     ----------------------------
Name:  James Bartlett
Title: Managing Director

                                   SCHEDULE A

                        List of Significant Subsidiaries

1.  Tampa Electric Company

2.  TECO Power Services Corporation

3.  TECO Transport Corporation

4.  TECO Diversified, Inc.

5.  TECO Coal Corporation

                                      A-1